Exhibit 10-c

AMENDMENT AGREEMENT NO. I

dated as of 27 November 2013 between
Meritor HVS AB as Seller

and

Viking Asset Purchaser No. 7 IC
an incorporated cell of Viking Global Finance ICC as Purchaser

and

Citicorp Trustee Company Limited as Programme Trustee

(the "Amendment Agreement ")

l.    BACKGROUND AND DEFINITIONS

1.
The parties hereto have entered into a receivables purchase agreement dated 28 June 2011 between Meritor HVS AB as Seller, Viking Asset Purchaser No. 7 IC, an incorporated cell of Viking Global Finance ICC, as Purchaser and Citicorp Trustee Company Limited as Programme Trustee as amended, restated and supplemented from time to time (the "Receivables Purchase Agreement").

2.	The parties now wish to amend the Receivables Purchase Agreement in accordance with the provisions set out herein.

3.	Capitalised terms shall, unless the context otherwise requires, have the meaning given to them in the Receivables Purchase Agreement.

1.	AMENDMENT

2.1	The parties hereto agree that with effect as the date of this Amendment Agreement that Clause 2.1 of the Receivables Purchase Agreement shall be amended as follows:

Purchase of Receivables
Subject to the terms and conditions of this Agreement, and within the limits of the Total Commitment , the Purchaser agrees that it will purchase Receivables from the Seller on a continuous basis from the date hereof until the Termination Date, it being understood and agreed that the Purchaser shall have no obligation to purchase Receivables to the extent that, after giving effect to such proposed purchase, the Aggregate Euro Outstanding Amount of all Purchased Receivables would exceed the Total Commitment. lf a proposed purchase of Receivables would result in the Aggregate Euro Outstanding Amount of all Purchased Receivables exceeding the Total Commitment, the Purchaser may, at its sole discretion, decide to accept such Offer(s) and purchase such Receivables, but shall for the avoidance of doubt have no obligation to do so.

2.	MISCELLANEOUS

3. l
For the avoidance of doubt, the Receivables Purchase Agreement, as amended and extended from time to time, shall remain in full force and effect and the provisions set out in this Amendment Agreement shall only take effect as specified herein.

3.2	This Amendment Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement on the respective dates specified below with effect from the date specified in Clause 2.1 above.

For and behalf of

Meritor HVS AB

By: /s/Mike Lei
Name: Mike Lei
Title: Director, Treasury

For and behalf of

Viking Asset Purchaser No. 7 IC

By: /s/Stephen Langan
Name: Stephen Langan
Title: Alternate director

For and behalf of

Citicorp Trustee Company Limited

By: /s/David Mares
Name: David Mares
Title: Director

2